Exhibit 99.2

Storage Technology Corporation            303 673.5020 phone
One StorageTek Drive
Louisville, CO  80028-4130







NEWS RELEASE




Contact:    Terry M. Monrad               Bill Watts
            303.673.4676                  303.661.5841
            cell:  720.841.5686           william_watts@storagetek.com
            terry_monrad@storagetek.com


             STORAGETEK ANNOUNCES SECOND PHASE OF RESTRUCTURING PROGRAM
                     INCLUDING BUSINESS UNIT CONSOLIDATION,
                  SALES/SERVICE REFOCUSING, NEW EXECUTIVE TEAM

    Company Expects 10 Cents Per Share Fourth-Quarter Loss From Operations


LOUISVILLE, Colo., Feb 3, 2000 -- StorageTek (Storage Technology Corp., NYSE:STK) today announced the second phase of a broad restructuring program that will position the company as a leaner, more responsive competitor in the emerging data storage industry. Initiatives announced today include:

Consolidation of the company's six operating business units into two: the Enterprise Business Group and the Client Server Business Group;

Designation of a reconfigured senior operating management team, including general managers for the two consolidated business groups and the company's international sales and service activities;

Conclusion of the company's exploration of strategic alternatives in conjunction with Goldman Sachs & Co.;

Conclusion of the company's development of efficiency and competitiveness initiatives in conjunction with McKinsey & Co.;

STORAGETEK ANNOUNCES SECOND PHASE OF RESTRUCTURING

Restructuring of the U.S. and Canada sales and service organization as primarily a channel-focused model with Fortune 500-oriented sales geographies and a growth markets business unit that emphasizes dot-coms and e-commerce businesses; and,

Completion of a first round of staffing reductions in the fourth quarter of 1999 and initiation of additional reductions in the first quarter of 2000.

While the company is still completing the year-end audit and the financial analysis of results, it expects a loss from operations of approximately 10 cents per share in the fourth quarter, excluding restructuring, litigation and other one-time charges. The company's fourth quarter results were affected by a number of factors, including lower margins on consulting and integration service revenue; the impact of the Y2K lock-down within the customer base; normal end-of-year sales, bonus and commission expense increases; and operating expenses associated with an additional week in the company's fiscal calendar quarter. The company expects to report detailed 1999 year-end results during the week of February 7.

"We have determined that the strategic alternative that best builds shareholder value under current market conditions is to operate as a more efficient, more flexible, more focused independent company," said David E. Weiss, chairman, president and chief executive officer. "We have the technology, the talent, the customer relationships and the financial strength to make this happen. The initiatives we are announcing today, together with those announced in October, are intended to put us back on the track to profitable growth and attractive shareholder returns."

In October, StorageTek announced that it had engaged Goldman Sachs to assist in the exploration of strategic alternatives and McKinsey to assist in the improvement of management and organizational practices, and began a restructuring program that will provide annualized savings of $150 million per year by the end of 2000.

Separately, StorageTek announced today that Weiss had made, and the board of directors accepted, a proposal that he step aside as chairman, president and chief executive officer. He will continue in office until a successor has been selected and a transition has been completed.

STORAGETEK ANNOUNCES SECOND PHASE OF RESTRUCTURING

Details on the initiatives announced today are as follows:

Business unit consolidation: The newly-created Enterprise Business Group will comprise the current Nearline Business Group and the Enterprise Disk Business Group. The new Client Server Business Group will include the current Client Server Tape and Disk Business Groups and the Storage Networking Business Group including Storage Area Networks (SANs).

Weiss said, "The consolidation into two business groups will provide three important benefits. First, it will align StorageTek's organizational structure with the specific families of products and solutions that we develop, manufacture, sell and service. It will better support our distribution model in order to address both our existing customer base and the larger universe of prospective customers, and the consolidation will allow us to reduce redundant costs."

StorageTek continues to explore strategic alternatives for its Managed Storage Systems unit.

New operating management: Roger Archibald was named vice president and general manager of the Enterprise Business Group; he was previously vice president and general manager of the Enterprise Disk Business Group. Pierre Cousin was named vice president and general manager of the Client Server Business Group; he was previously president of StorageTek France and general manager of the Southern Region of Europe.

Alain Andreoli was appointed corporate vice president and general manager for International Operations, Global Services and e-Business; he has been vice president and general manager for Europe, Africa and the Middle East. Gary Francis was named vice president of strategic planning; he previously headed the Nearline Business Group. Katherine Ott was named vice president, global marketing.

All of these executives will report to Weiss as chief executive officer. As a result of the streamlining of the management structure, the company no longer requires a chief operating officer, and consequently Victor Perez, who currently holds that position, will leave StorageTek at the end of the first quarter.

"In his 20-plus years at StorageTek, Victor has made many valuable contributions to our growth and development," said Weiss. "We wish him the very best."

STORAGETEK ANNOUNCES SECOND PHASE OF RESTRUCTURING

Sales and service restructuring: StorageTek is changing from a direct-sales model to a primarily channel-focused model in the U.S. and Canada, and expects continued growth in channel product sales in 2000. The channel-focused model will provide better service to new and existing end user customers as well as enhancing reseller, distributor and original-equipment manufacturer partnerships.

New field sales geographies in the U.S. and Canada have been established to better serve Fortune 500 customers with enterprise-level product and service requirements. A newly formed Growth Markets business unit will address the needs of small and medium-sized customers, with particular emphasis on dot-com and e-commerce businesses, whose data storage requirements are substantial.

Staffing reductions: As of the end of the fourth quarter of 1999, StorageTek had taken actions to remove approximately 600 positions from its infrastructure. These reductions came from the elimination of permanent positions, normal attrition and the elimination of contractors, temporary employees and other non-permanent positions. Those reductions occurred in all functional areas, particularly in consulting and service business areas. StorageTek plans to eliminate between 500 and 600 additional positions during the first quarter of 2000.

About StorageTek
StorageTek is the preeminent provider of network storage. The company's strategy is to help customers enable business growth by removing the inhibitors to managing information growth. StorageTek provides "Open, Intelligent and Integrated"(TM) solutions that combine storage products, storage management software and storage services to help customers collect, move, store, share and protect all types of digital content on platforms ranging from laptops to enterprise servers. The company, with headquarters in Louisville, Colo., reported revenue of $2.3 billion in 1998. Information on StorageTek is available on the World Wide Web at www.storagetek.com or phone 1-800-786-7835.

All assumptions, anticipations, expectations and forecasts contained in this press release regarding the Company's restructuring are forward-looking statements within the meaning of the Private Securities Reform Act of 1995. The actual results arising from these changes may differ materially because of a number of risks and uncertainties. The forward-looking statements made herein represent a good-faith assessment by the Company of its restructuring, based upon its reasonable beliefs and opinions.